Exhibit 99.1

NEW SOURCE ENERGY CORPORATION

VOLUNTARILY WITHDRAWS LISTING

OKLAHOMA CITY – May 14, 2012 – In order to comply with Rule 12d2-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New Source Energy Corporation (“New Source”) today announced that it has notified the New York Stock Exchange (“NYSE”) that it will file a Form 25 with the Securities and Exchange Commission to voluntarily withdraw its common stock, par value $0.001 per share, from listing on the NYSE. New Source is withdrawing its application to list its common stock with the NYSE as a result of its decision to terminate its initial public offering of common stock covered by the Registration Statement on Form S-1 (Registration No. 333-176548). Because New Source has determined not to proceed with this offering at this time, New Source has made no arrangements for the listing of its common stock on another national securities exchange or the quotation of its common stock in another quotation medium.

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About New Source Energy Corporation

Based in Oklahoma City, New Source Energy Corporation is an independent energy company engaged in the development and production of onshore oil and liquids-rich natural gas projects in the United States. Its assets and operations are located in east-central Oklahoma.

This press release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that New Source expects, believes or anticipates will or may occur in the future are forward-looking statements. Although the forward-looking statements contained in this press release reflect management’s current beliefs based upon information currently available to management and upon assumptions which management believes to be reasonable, actual results may differ materially from those stated in or implied by these forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, as actual actions, results and future events could differ materially from those anticipated or implied by such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release, and except as required by law, New Source assumes no obligation to update or revise them to reflect new events or circumstances.

New Source Energy Corporation – Investor & Media Contact

Russon Holbrook

Director of Investor Relations & Corporate Development

(405) 272-3028

rholbrook@newsource.com